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                                                                    Exhibit 23.5

The Board of Directors
Application Methods, Inc. and
e-SELL Commerce Systems, Inc.:

We consent to the inclusion in the registration statement (No. 333-52731) on Form S-1, amendment No. 3, of Rocky Mountain Internet, Inc. of our report dated May 14, 1998 with respect to the combined balance sheet of Application Methods, Inc. and e-SELL Commerce Systems, Inc. as of December 31, 1997, and the related combined statements of operations and retained earnings, and combined cash flows for the year then ended.

We also consent to the inclusion in the registration statement (No. 333-52731) on Form S-1, amendment No. 3, of Rocky Mountain Internet, Inc. of our report dated June 5, 1998 with respect to the balance sheet of Application Methods, Inc. as of December 31, 1996, and the related statements of operations and retained earnings, and cash flows for the year then ended.

In addition, we consent to the reference to our firm under the heading "Experts" in the registration statement.


                             PETERSON SULLIVAN PLLC


Seattle, Washington
November 4, 1998